UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 3, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Diligent Board Member Services, Inc. (“Diligent” or the “Company”) is filing this Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2013 (the “Original Filing”) to address comments on the Original Filing received from the staff of the Division of Corporation Finance. This Amendment No. 1 amends and restates Item 4.01 disclosures included in the Original Filing in their entirety in response to such comments. In addition, this Amendment No. 1 includes as Exhibit 16.1 hereto a copy of the April 12, 2013 correspondence from Holtz Rubenstein Reminick LLP to the SEC relating to the Company’s disclosures in this Amendment No. 1. This Amendment No. 1, with the exception of the foregoing changes, does not make any other changes to the Original Filing.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 3, 2013, Diligent Board Member Services, Inc. (“Diligent” or the “Company”) engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2013. The engagement of Deloitte by the Company was approved by the Audit and Compliance Committee of the Company’s Board of Directors.

Diligent’s former accounting firm Holtz Rubenstein Reminick LLP (“HRR”) has completed its term of engagement for the year ending December 31, 2012 and the Company’s Board of Directors thanks the firm for its years of service to the Company. Due to the retention of Deloitte upon completion of HRR’s term of engagement, HRR was effectively dismissed on April 3, 2013. The reports of HRR on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2011 and December 31, 2012 and the interim period from January 1, 2013 to April 3, 2013, there were no disagreements with HRR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HRR's satisfaction, would have caused HRR to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2011 and December 31, 2012 and the interim period from January 1, 2013 to April 3, 2013, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided HRR with a copy of the disclosures it is making in this Current Report on Form 8-K and requested HRR provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of such letter, dated April 12, 2013, furnished by HRR, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2012 and 2011 and the interim period from January 1, 2013 to April 3, 2013, the Company did not consult Deloitte regarding either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

On April 4, 2013 in New Zealand, the Company issued an announcement disclosing, among other things, the appointment of Deloitte.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
16.1	Letter dated April 12, 2013 from Holtz Rubenstein Reminick LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Steven P. Ruse
Steven P. Ruse Chief Financial Officer